EXECUTION COPY

                                                        EXHIBIT H-2

THIS DEED OF TRUST SECURES FUTURE ADVANCES IN ACCORDANCE WITH
          CHAPTER 443, MISSOURI REVISED STATUTES

  [AMENDED AND RESTATED] DEED OF TRUST (WITH POWER OF SALE,
        ASSIGNMENT OF RENTS AND SECURITY AGREEMENT)
                     [MISSOURI FORM]

            Effective Date: _____________, 1994

        Total Indebtedness (Exclusive of Interest Thereon)
                    Not To Exceed: $150,000,000

          Maturity Date: _____________________, 1996

Grantor:                        Health Care REIT, Inc.

Grantor's Notice Address:       One SeaGate, Suite 1950
                                Toledo, Ohio 43604
                                Attention: Ms. Erin C. Ibele

Beneficiary:                    National City Bank, as Agent

Beneficiary's Notice Address:   National City Center
                                1900 East Ninth Street
                                Cleveland, Ohio 44114
                                Attention: Metro Ohio Division

Trustee:                        __________________________________

Trustee's Address:              __________________________________
                                __________________________________

Fee Owner:                      Health Care REIT, Inc.
                                One SeaGate, Suite 1950
                                Toledo, Ohio 43604

Premises Address:               __________________________________
                                __________________________________
                                _______________________     County

This Instrument Prepared By and
After Recording Return To:      CALFEE, HALTER & GRISWOLD
                                Suite 1800
                                800 Superior Avenue
                                Cleveland, Ohio 44114-2688

                       TABLE OF CONTENTS

Section                                                        Page

ARTICLE 1 - RECITALS . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 2 - OBLIGATIONS SECURED  . . . . . . . . . . . . . . .   3
     2.1   Security for Indebtedness . . . . . . . . . . . . .   3
     2.2   Security for Future Advances  . . . . . . . . . . .   4

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES  4
     3.1   Existence . . . . . . . . . . . . . . . . . . . . .   4
     3.3   Enforceability  . . . . . . . . . . . . . . . . . .   5
     3.4   Litigation; Proceedings . . . . . . . . . . . . . .   5
     3.5   Taxes . . . . . . . . . . . . . . . . . . . . . . .   5
     3.6   Compliance with Laws  . . . . . . . . . . . . . . .   5
     3.7   ERISA . . . . . . . . . . . . . . . . . . . . . . .   5
     3.8   Adverse Obligations; Labor Disputes . . . . . . . .   5
     3.9   Insurance . . . . . . . . . . . . . . . . . . . . .   6
     3.10  Solvency  . . . . . . . . . . . . . . . . . . . . .   6
     3.11  Investment Company Act Status . . . . . . . . . . .   6
     3.12  Construction and Completion of Improvements . . . .   6
     3.13  Title to the Premises . . . . . . . . . . . . . . .   6
     3.14  Independence of Premises  . . . . . . . . . . . . .   6
     3.15  Business Purpose  . . . . . . . . . . . . . . . . .   6
     3.16  Full Disclosure . . . . . . . . . . . . . . . . . .   6

ARTICLE 4 - COVENANTS AND AGREEMENTS . . . . . . . . . . . . .   7
     4.1   Payment of Indebtedness . . . . . . . . . . . . . .   7
     4.2   Payment of Taxes  . . . . . . . . . . . . . . . . .   7
     4.3   Insurance . . . . . . . . . . . . . . . . . . . . .   7
     4.4   Escrow Account for Taxes and Insurance  . . . . . .   8
     4.5   Changes in Law Regarding Taxes  . . . . . . . . . .   9
     4.6   Liens . . . . . . . . . . . . . . . . . . . . . . .   9
     4.7   Transfers and Encumbrances  . . . . . . . . . . . .  10
     4.8   Waste . . . . . . . . . . . . . . . . . . . . . . .  10
     4.9   Compliance with Laws and Private Restrictions . . .  10
     4.10  Maintenance and Alterations . . . . . . . . . . . .  10
     4.11  Management of the Premises  . . . . . . . . . . . .  11
     4.12  Performance of Prior Covenants  . . . . . . . . . .  11
     4.13  Compliance with Material Contracts; No Amendment
           or Default of Material Contracts  . . . . . . . . .  11
     4.14  Visitation  . . . . . . . . . . . . . . . . . . . .  11
     4.15  Estoppel Certificates . . . . . . . . . . . . . . .  12
     4.16  Indemnification . . . . . . . . . . . . . . . . . .  12
     4.17  Notice Limiting Amount Secured -- Intentionally
           Deleted . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 5 - CASUALTY LOSSES AND EMINENT DOMAIN . . . . . . . .  12
     5.1   Casualty Loss and Application of Insurance
           Proceeds  . . . . . . . . . . . . . . . . . . . . .  12
     5.2   Takings . . . . . . . . . . . . . . . . . . . . . .  14
     5.3   Distribution of Taking Proceeds and Insurance
           Proceeds  . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 6 - ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . .  15
     6.1   Definitions . . . . . . . . . . . . . . . . . . . .  15
     6.2   Environmental Representations and Covenants . . . .  16
     6.3   Right of Entry  . . . . . . . . . . . . . . . . . .  18
     6.4   Obligations of the Beneficiary and the Banks  . . .  18
     6.5   Indemnification Provisions  . . . . . . . . . . . .  18

ARTICLE 7 - SECURITY AGREEMENT . . . . . . . . . . . . . . . .  18

ARTICLE 8 - DEFAULTS AND REMEDIES  . . . . . . . . . . . . . .  20
     8.1   Default . . . . . . . . . . . . . . . . . . . . . .  20
     8.2   Acceleration of Maturity; Remedies  . . . . . . . .  20
     8.3   Power of Sale . . . . . . . . . . . . . . . . . . .  20
     8.4   Performance By the Beneficiary  . . . . . . . . . .  20
     8.5   Appointment of Receiver . . . . . . . . . . . . . .  21
     8.6   Rights and Powers of Trustee; Sale of the
           Premises after Default  . . . . . . . . . . . . . .  21
     8.7   Resignation and Substitution of Trustee;
           Liability of Trustee  . . . . . . . . . . . . . . .  23
     8.8   Remedies Non-Exclusive  . . . . . . . . . . . . . .  23
     8.9   Execution of Judgment . . . . . . . . . . . . . . .  24
     8.10  Fees Payable on Foreclosure . . . . . . . . . . . .  24

ARTICLE 9 - ASSIGNMENT OF LEASES AND RENTS . . . . . . . . . .  24

ARTICLE 10 - GENERAL . . . . . . . . . . . . . . . . . . . . .  24
     10.1   No Waiver  . . . . . . . . . . . . . . . . . . . .  24
     10.2   Legal Proceedings  . . . . . . . . . . . . . . . .  25
     10.3   Subrogation  . . . . . . . . . . . . . . . . . . .  25
     10.4   Release and Partial Release  . . . . . . . . . . .  25
     10.5   Subordination  . . . . . . . . . . . . . . . . . .  25
     10.6   Waiver of Homestead Rights and Appraisement  . . .  26
     10.7   Covenants to Run with the Land . . . . . . . . . .  26
     10.8   No Claims Against Beneficiary or the Banks . . . .  26
     10.9   Further Assurances . . . . . . . . . . . . . . . .  26
     10.10  Recordation  . . . . . . . . . . . . . . . . . . .  26
     10.11  Notices  . . . . . . . . . . . . . . . . . . . . .  27
     10.12  Governing Law  . . . . . . . . . . . . . . . . . .  27
     10.13  Conflict With Laws . . . . . . . . . . . . . . . .  27
     10.14  Interest Limitation  . . . . . . . . . . . . . . .  27
     10.15  Rules of Construction  . . . . . . . . . . . . . .  27
     10.16  Successors and Assigns; Assignment . . . . . . . .  27
     10.17  Amendments and Waivers . . . . . . . . . . . . . .  28
     10.18  Waiver of Jury Trial . . . . . . . . . . . . . . .  28
     10.19  Jurisdiction; Venue, Inconvenient Forum  . . . . .  28
     10.20  Certain Defined Terms  . . . . . . . . . . . . . .  28

ARTICLE 11 - DEFEASANCE  . . . . . . . . . . . . . . . . . . .  29

                              EXHIBITS

      Exhibit 1 - Legal Description of Premises
      Exhibit 2 - Permitted Encumbrances

                  INDEX OF CERTAIN DEFINED TERMS

Term                                                     Definition

Beneficiary  . . . . . . . . . . . . . . . . . . . . .     Preamble
Banks  . . . . . . . . . . . . . . . . . . . . . . . .     Recitals
Borrower . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Casualty Loss  . . . . . . . . . . . . . . . . . . . .  Section 5.1
Code . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.1
Collateral . . . . . . . . . . . . . . . . . . . . . .  Section 3.9
Collateral Documents . . . . . . . . . . . . . . . . .     Recitals
Credit Agreement . . . . . . . . . . . . . . . . . . .     Recitals
Deed of Trust  . . . . . . . . . . . . . . . . . . . .     Preamble
Default Rate . . . . . . . . . . . . . . . . . . . . .  Section 4.4
Environmental Claims . . . . . . . . . . . . . . . . .  Section 6.1
Environmental Laws . . . . . . . . . . . . . . . . . .  Section 6.1
Environmental Permits  . . . . . . . . . . . . . . . .  Section 6.1
Event of Default . . . . . . . . . . . . . . . . . . .  Section 8.1
Grantor  . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Hazardous Materials  . . . . . . . . . . . . . . . . .  Section 6.1
Improvements . . . . . . . . . . . . . . . . . . . . .     Preamble
Indebtedness . . . . . . . . . . . . . . . . . . . . .  Section 2.1
Insurance Proceeds . . . . . . . . . . . . . . . . . .  Section 5.1
Indemnitee . . . . . . . . . . . . . . . . . . . . . .  Section 6.1
Land . . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Law  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.2
Loan Documents . . . . . . . . . . . . . . . . . . . .     Recitals
Net Insurance Proceeds . . . . . . . . . . . . . Section 5.1(b)(ii)
Net Restoration Award  . . . . . . . . . . . . . . . .  Section 5.2
Notes  . . . . . . . . . . . . . . . . . . . . . . . .     Recitals
Operator . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Operator Lease . . . . . . . . . . . . . . . . . . . .     Preamble
Permitted Encumbrances . . . . . . . . . . . . . . . . Section 3.13
Person . . . . . . . . . . . . . . . . . . . . . . . .  Section 6.1
Premises . . . . . . . . . . . . . . . . . . . . . . .     Preamble
State  . . . . . . . . . . . . . . . . . . . . . . . .     Preamble
Taking . . . . . . . . . . . . . . . . . . . . . . . .  Section 5.2
Taking Proceeds  . . . . . . . . . . . . . . . . . . .  Section 5.2
Tax  . . . . . . . . . . . . . . . . . . . . . . . . .  Section 4.2
Trustee  . . . . . . . . . . . . . . . . . . . . . . .     Preamble

    [AMENDED AND RESTATED] DEED OF TRUST (WITH POWER OF SALE,
                       ASSIGNMENT OF RENTS
                     AND SECURITY AGREEMENT)


KNOW ALL MEN BY THESE PRESENTS:

THAT THE UNDERSIGNED, HEALTH CARE REIT, INC., a Delaware corporation, whose federal taxpayer identification number is __________, having a mailing address at One SeaGate, Suite 1950, Toledo, Ohio 43604, Attention: ___________________ (hereinafter referred to as "Grantor"), for the purpose of securing the payment of the Indebtedness (hereinafter defined) to NATIONAL CITY BANK, a national banking association, as Agent for its benefit and the ratable benefit of the Banks (as defined below), their successors and assigns (together with its successors and assigns in such capacity, "Beneficiary"), National City Center, 1900 East Ninth Street, Metro Division, Cleveland, Ohio 44114, has granted, bargained, sold, transferred, assigned and conveyed, and by these presents does grant bargain, sell, transfer, assigns, conveey and confirm unto __________________________, having a mailing address at ________________________________________________, as Trustee and
unto his successors or assigns in the trust hereby created (such trustee, and any successors in trust being hereinafter referred to as the "Trustee"), and unto his or their assigns and successors, forever, all right, title and interest of the Grantor (whether fee, leasehold, legal, or equitable) in and to the following real and personal property (hereinafter collectively referred to as the "Premises"), and possession of said Premises now delivered unto the
Trustee:

          (a) the real property situated in the City of _________, County of _________, State of Missouri (the "State"), described in
Exhibit 1 attached hereto and made a part hereof by reference, together with all rights and easements now or hereafter created which are appurtenant thereto (including without limitation all streets, alleys, passages, water, water courses, riparian rights, minerals, rights, liberties and privileges thereof, if any) and all strips and gores and all related tenements and hereditaments, if any (collectively referred to as the "Land"); and

          (b) all buildings and improvements of every kind and description now or hereafter erected or placed on the Land and all materials intended for construction, reconstruction, alteration and repair of such improvements now or hereafter erected thereon (collectively, the "Improvements"), all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to, or located on, and used in the construction, management or operation of the Land or the Improvements, including but not limited to all furniture, furnishings, apparatus, machinery, motors, elevators, fittings, radiators, awnings, shades, blinds, office equipment, carpeting and other furnishings, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto, and all renewals or replacements thereof, proceeds therefrom, or articles in substitution therefor, whether or not the same are or shall be attached to the Improvements in any manner; and

          (c) all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Premises for any taking by eminent domain, either permanent or temporary, of all or any part of the Premises or any easement or appurtenance thereof, including severance and consequential damage, and change in grade of streets, which said awards and compensation are hereby assigned to the Beneficiary; and

          (d) all of the Grantor's right, title and interest in all present and future leases, subleases, lettings and licenses of the Premises including, without limitation, the Lease Agreement between Grantor and ___________ (the "Operator"), dated __________ (the "Operator Lease"), cash or securities (including guaranties, letters of credit and other credit enhancement instruments or agreements), deposited thereunder to secure performance by the Grantor's tenants (including, without limitation, the Operator) of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the expiration of such terms, as well as in and to all judgments, awards of damages and other proceeds relating to rent, tenancies, subtenancies and occupancies of the land, Improvements and personalty, and in and to present and future remainders, rents, issues and profits thereof; and

          (e) all of the Grantor's interest in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by the Grantor insuring all or any portion of the Premises and in and to any and all proceeds payable under any one or more of said policies; and

          (f) all of the Grantor's interest in all rents, issues, proceeds, income, revenue and profits of or accruing from any of the foregoing and any renewals, replacements, substitutions, extensions, improvements, betterments, appurtenances and additions to the Improvements or personalty made or acquired by the Grantor after the date hereof and all licenses, permits and other like rights or interests now or hereafter held or acquired by the Grantor and necessary or useful for the operation of the Premises.

          TO HAVE AND TO HOLD all and singular the Premises, with the appurtenances thereunto belonging unto the Trustee, his successors and assigns forever.

          IN TRUST, however, for the following purposes and upon the terms, provisions and conditions herein set forth.

          The Trustee hereby lets the Premises to Grantor until a sale be had under the provisions therefor, upon the following terms and conditions hereof, the Grantor, and every and all persons claiming or possessing the Premises, and any part thereof, by, through, or under it shall or will pay rent therefor during said term at the rate of $.01 per month, payable monthly upon demand and shall and will surrender peaceable possession of the Premises, and any part thereof, sold under said provisions, to Trustee, his successors, assignees, or purchasers thereof under such sale, within ten days after making of such sale, without notice or demand therefor.
                         ARTICLE 1 - RECITALS

          WHEREAS, Grantor, as the "Borrower" has entered into that certain Amended and Restated Credit Agreement dated as of the effective date hereof (as the same may be supplemented, amended, restated, modified or substituted from time to time, the "Credit Agreement"; capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement) with National City Bank and certain other banks as set forth in the Credit Agreement (such banks and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns, all being hereinafter collectively referred to as the "Banks") and Beneficiary as agent for its benefit and the ratable benefit of the Banks (together with its successors and assigns in such capacity hereinafter referred to as "Beneficiary"), pursuant to which the Banks have agreed to loan to the Grantor up to $150,000,000 upon the terms and conditions set forth therein [which Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 1, 1989, by and between the Grantor as "Borrower" and National City Bank as Agent for itself and the other banks (the "Original Banks") (National City Bank acting in such capacity is hereinafter referred to as the "Original Beneficiary") which are parties thereto (the "Original Credit Agreement")];

          WHEREAS, to evidence the obligations of the Grantor to the Banks under the Credit Agreement, the Grantor has executed and delivered to the Banks one or more Revolving Credit Notes dated as of the effective date hereof in the aggregate principal amount of up to $150,000,000 (the "Notes")[, which Notes replace the notes executed and delivered by the Grantor under the Original Credit Agreement (the "Original Notes")];

          WHEREAS, the Grantor has executed and delivered a certain deed of trust in favor of the Original Beneficiary as beneficiary thereunder recorded in Volume ___________, Page ___________, _________ County Records (the "Original Deed of Trust") to secure to the Original Beneficiary the obligations of the Grantor to the Original Beneficiary and the Original Banks under the Original Credit Agreement and all other instruments and agreements evidencing or securing such obligations or otherwise related thereto;]

          WHEREAS, the Original Beneficiary has assigned to Beneficiary the Original Credit Agreement, the Original Deed of Trust, and all other instruments and agreements evidencing or securing the obligations of the Grantor under the Original Credit Agreement or otherwise related thereto;]

          WHEREAS, the Grantor has executed and delivered to the Beneficiary this Deed of Trust to secure to the Beneficiary the obligations of the Grantor to the Banks under the Credit Agreement, the Collateral Documents (as defined in the Credit Agreement), and all Related Writings (as defined in the Credit Agreement) (the Notes, the Credit Agreement, this Deed of Trust, the Collateral Documents and the Related Writings are sometimes collectively referred to herein as the "Loan Documents"),[which Deed of Trust amends and restates the Original Deed of Trust in its entirety];

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purposes set forth below, the Grantor hereby covenants and agrees as follows:

                      ARTICLE 2 - OBLIGATIONS SECURED

     2.1 Security for Indebtedness. The Grantor has executed and delivered this Deed of Trust for the purpose of securing the performance of the covenants and agreements contained herein and in any agreement made with respect to the obligations hereby secured, and to secure the payment when due, but not necessarily in the order set forth, of:

          (a) any and all sums advanced, readvanced or loaned to, or to be advanced, readvanced or loaned to, the Grantor pursuant to, and all other obligations and liabilities of the Grantor arising under or in connection with the Credit Agreement, together with interest thereon at the rate or rates in effect from time to time as provided in the Credit Agreement;

          (b) all sums expended or advanced by the Beneficiary or any of the Banks pursuant to any term or provision of this Deed of Trust or any of the other Collateral Documents in accordance with the Credit Agreement;

          (c) all advances or disbursements of the Beneficiary with respect to the Premises pursuant to Section 8.4 of this Deed of Trust for the payment of taxes, levies, assessments, insurance premiums or costs incurred in the protection of the Premises as provided herein or by law; and

          (d) the unpaid balances of any loan advances and all other liabilities and indebtedness of the Grantor under the Credit Agreement to the extent that the total unpaid indebtedness secured hereby, exclusive of the interest thereon, does not exceed One Hundred Fifty Million Dollars ($150,000,000);

(all of such debts, liabilities and obligations being collectively referred to herein as the "Indebtedness"), and as security for the payment of the Indebtedness the Grantor has granted to the Beneficiary a lien against the Premises.

     2.2 Security for Future Advances. This Deed of Trust is given for the purpose of creating a lien on the Premises and expressly is to secure not only the existing Indebtedness but also
(i) all extensions, renewals, modifications or reamortizations of the Indebtedness, all increases or additions to the Indebtedness, all loans and future advances and readvances made by the Beneficiary or any of the Banks to the Grantor and all other debts, obligations and liabilities of every kind and character of the Grantor now or hereafter existing in favor of the Beneficiary and the Banks whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to the Beneficiary or any of the Banks or to a third party and subsequently acquired by the Beneficiary or any of the Banks and (ii) future advances or readvances, whether such advances or readvances are obligatory or to be made at the option of the Banks or otherwise, to the same extent as if such future advances or readvances were made, whether under the Credit Agreement, the Loan Documents, or otherwise, on the date of the execution of this Deed of Trust, and creates such a lien for all advances and readvances regardless of who is the owner of the Premises at the time such advances and readvances are made. The total amount of the Indebtedness may decrease or increase from time to time and the Banks may or shall, as required and obligated by the Credit Agreement, at any time after this Deed of Trust is delivered for record to the Office of the County Recorder where the Premises are situated, make future advances and readvances to the Grantor; however, the total unpaid balance secured at any one time shall not exceed $150,000,000 plus interest thereon computed in accordance with the Credit Agreement and any disbursement made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements computed in accordance with the Credit Agreement. Any such future advances and readvances, with interest, shall be secured by this Deed of Trust and shall be evidenced by the Credit Agreement and the Loan Documents.

                 ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

          The Grantor represents and warrants as follows:

     3.1 Existence. The Grantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Supplemental Schedule (as defined in the Credit Agreement) sets forth the name and address of the Grantor as of the Closing Date, the chief executive office of the Grantor and the jurisdiction in which the Grantor is incorporated. All of the outstanding stock of each Subsidiary (as defined in the Credit Agreement) of the Grantor is owned by the Grantor and is fully paid and non-assessable and owned by the Grantor free from any security interest, option, equity or other right of any kind. The Grantor is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify has neither resulted nor would, more likely than not, result in a Material Impairment or a Material Adverse Effect (as such terms are defined in the Credit Agreement).

     3.2 Power, Authorization and Consent. The execution, delivery and performance by the Grantor of this Deed of Trust and of all Related Writings (as defined in the Credit Agreement) to which it is party and the creation of all liens and security interests provided for herein or therein (a) are within the Grantor's legal power and authority, (b) have been duly authorized by all necessary or proper action of the Grantor, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person (as defined in the Credit Agreement) which has not been obtained and a copy thereof furnished to the Beneficiary and (d) will not violate (i) any provision of any "Law" (which for purposes of this Deed of Trust means any federal, state, local or foreign law, ordinance, or regulation or any order, case precedent, ruling, directive, judgment, injunction, award or decree or request having the force of law or any other requirement of any governmental or regulatory body, court, tribunal or arbitrator) applicable to the Grantor, (ii) any provision of the Grantor's certificate or articles of incorporation or by-laws or regulations, or (iii) any material agreement or material indenture by which the Grantor or the property of the Grantor is bound, except where such violation specified in this clause (iii) has neither resulted nor would, more likely than not, result in a Material Impairment or a Material Adverse Effect (as such terms are defined in the Credit Agreement, (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of the Grantor except as provided herein and in the Credit Agreement, or (f) will not result in the disqualification of the Deed of Trust or any Subsidiary of the Grantor as a REIT under Section 856 of the Internal Revenue Code.

     3.3 Enforceability. This Deed of Trust constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms subject to any applicable insolvency or bankruptcy Law of general applicability and general principles of equity and any limitations imposed by standards of commercial reasonableness, good faith and fair dealing.

     3.4 Litigation; Proceedings. Except as set forth in the Supplemental Schedule, no action, suit, investigation or proceeding is now pending or, to the knowledge of the Grantor, threatened against the Grantor at law, in equity or otherwise, or with respect to this Deed of Trust or any Related Writing to which the Grantor is a party, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which has resulted or would, more likely than not, result in a Material Adverse Effect.

     3.5 Taxes. As of the Closing Date, the Grantor and each of its Subsidiaries has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon, including interest and penalties (except to the extent, if any, permitted by Section 5.03(a) of the Credit Agreement).

     3.6 Compliance with Laws. Without limiting the representations made in Section 6.2, neither the Grantor, nor any Subsidiary of the Grantor, nor, to the best knowledge of the Grantor, the Operator, is in violation of any Law applicable to the business or properties of the Grantor or any Subsidiary of the Grantor, except for such minor and isolated violations when taken singly or in the aggregate have neither resulted nor would, more likely than not, result in a Material Adverse Effect.

     3.7 ERISA. The Supplemental Schedule sets forth all of the Employee Benefit Plans (as defined in the Credit Agreement) of the Grantor and its ERISA Affiliates (as defined in the Credit Agreement). No Accumulated Funding Deficiency (as defined in the Credit Agreement) exists in respect of any Employee Benefit Plan of the Grantor or any of its ERISA Affiliates which exceeds One Hundred Thousand Dollars ($100,000). No Reportable Event (as defined in the Credit Agreement) has occurred in respect of any Employee Benefit Plan which is continuing and which (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) has resulted or would, more likely than not, result in a Material Adverse Effect. No "prohibited transaction" (as defined in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended) has occurred that has resulted in or would, more likely than not, result in, a Material Adverse Effect. None of the Grantor or any of its ERISA Affiliates has (i) had an obligation to contribute to any Multiemployer Plan, as defined in Section 4001(a)(3) of ERISA, since 1987 or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which liability has resulted or would, more likely than not, result in a Material Adverse Effect.

     3.8 Adverse Obligations; Labor Disputes. Except as set forth in the Supplemental Schedule, the Grantor is not subject to any contract, agreement, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, is not a party to any labor dispute (other than grievance disputes which do not in the aggregate materially and adversely affect any of the operations, financial condition, or business of the Grantor and its Subsidiaries, if any, on a consolidated basis), and there are no strikes, slow downs, walkouts or other concerted interruptions of operations by employees whether or not relating to any labor contracts which have resulted or would, more likely than not, result in a Material Adverse Effect.

     3.9 Insurance. As of the Closing Date, the insurance coverage of the Grantor consists of those insurance policies disclosed on the Supplemental Schedule as required by and set forth in Section 5.03(d) to the Credit Agreement and in the Collateral
Documents.

     3.10 Solvency. The Grantor and each of its Subsidiaries is Solvent (as defined in the Credit Agreement).

     3.11 Investment Company Act Status. The Grantor is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.).

     3.12 Construction and Completion of Improvements. All buildings and Improvements comprising the Premises have been completed and installed in a good workmanlike manner, in compliance with all applicable Law, ordinances, building codes and the plans and specifications except where noncompliance with any of the foregoing, when taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Impairment. The Premises are served by electric, gas, sewer, water, telephone and other utilities required for their present and contemplated uses and operation. Any and all streets, utility lines and offsite improvements, which provide access to the Premises or are necessary for its present and contemplated uses, have been completed, are serviceable and have been accepted or approved by appropriate governmental bodies.

     3.13 Title to the Premises. (i) The Grantor has good and marketable fee simple title to the Premises described on Exhibit 1, free and clear of all liens, security interests, restrictions and encumbrances except only those listed on Exhibit 2 attached hereto and made a part hereof by reference (hereinafter collectively referred to as the "Permitted Encumbrances"), (ii) the Grantor has good and marketable title to each item of personal property comprising the Premises (hereinafter collectively referred to as the "Collateral) free and clear of all liens, security interests, restrictions and encumbrances except only the Permitted Encumbrances, and (iii) the Grantor has good right to bargain, sell and convey the Premises in manner and form as above written. The Grantor will warrant and defend the Premises with the appurtenances thereunto belonging to the Trustee and the Beneficiary and the Banks, their successors and assigns, forever against all lawful claims and demands whatsoever subject only to the Permitted Encumbrances.

     3.14 Independence of Premises. The Grantor has not permitted and shall not permit by act or omission any building or other improvements on premises not subject to the lien of this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement, and no building or other improvement on the Premises has relied or shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Grantor shall not by act or omission impair the integrity of the Premises as one or more separate subdivided zoning lots separate and apart from all other premises.

     3.15 Business Purpose. The Indebtedness is incurred solely for a business purpose and not a personal, family, household or agricultural purpose.

     3.16 Full Disclosure. No information, exhibits or reports furnished by the Grantor to the Beneficiary or any Bank omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Grantor has provided all information requested by the Beneficiary or any Bank and all such information is complete and accurate in all material respects.

                  ARTICLE 4 - COVENANTS AND AGREEMENTS

          The Grantor and its successors and assigns hereby covenant and agree with the Beneficiary and the Banks, their successors and assigns, as follows:

     4.1  Payment of Indebtedness.  The Grantor will pay the
Indebtedness according to its tenor and effect when due and owing and keep and perform all covenants, agreements, conditions and stipulations thereof.

     4.2  Payment of Taxes.

          (a) The Grantor shall pay or cause to be paid, before any penalty, interest or cost may be imposed, all real estate taxes, assessments, levies, water and sewer rents and charges, charges for public utilities and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Deed of Trust may be assessed, levied, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto or the Indebtedness or the interest of the Beneficiary and the Banks therein excepting the federal income tax imposed on the Beneficiary or the Banks under the laws of the United States (all such taxes, assessments, levies, water and sewer rents and charges, charges for public utilities, and other governmental charges being hereinafter collectively referred to as "Taxes", and any of the same being hereinafter referred to as a "Tax"); provided, however, that if any Tax may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Tax), the Grantor may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Tax) in installments and, in such event, shall pay such installments as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto. The Grantor shall submit evidence of the payment of all Taxes to the Beneficiary not less than ten (10) Business Days after the due date for such payment. The Grantor shall be entitled to the benefit of installment payments regarding any Tax which is payable in installments, provided, however, in the event the Grantor fails to make any installment payment when due, the entire amount of such Tax (together with any accrued interest on the unpaid balance thereof) shall, for the purposes of this Section 4.2, be deemed due and payable by the Grantor in its entirety on the day a lien would attach to the Premises.

          (b) Notwithstanding the provisions of subsection (a) above, (i) the Grantor shall have the right to contest in good faith any Tax upon posting with the Beneficiary (or other agent if required under applicable Law) sufficient security, satisfactory to the Beneficiary, in its reasonable judgment, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested Taxes upon determination of such contest, or prior thereto if the continuance of such contest shall put the Premises in jeopardy of tax sale or forfeiture; provided, however, that the Grantor shall not be required to post such security so long as (A) no Event of Default exists, and (B) the posting of such security is not required to stay enforcement of such Tax and the Premises are not in jeopardy of tax sale or forfeiture; and (ii) so long as there exists no Event of Default under this Deed of Trust, the Grantor shall make all payments of Taxes directly to the appropriate authorities and without making the payments to the escrow account contemplated by
Section 4.4, but upon the occurrence of any Event of Default, the provisions of Section 4.4 shall be automatically applicable and in full force and effect.

      4.3  Insurance.

          (a) The Grantor shall cause the Operator of the Premises to keep the Improvements on the Premises insured by a policy or policies of all risk replacement cost insurance (with agreed amount endorsement) against loss or damage by, or abatement of income resulting from fire, flood and such other hazards, casualties and contingencies (including, but not limited to, extended coverage, vandalism, malicious mischief), in an amount not less than the greater of (i) the full replacement cost thereof, or (ii) the amount necessary so that none of the parties hereto shall be deemed a co-insurer of a loss, and for such length of time as shall be required by the Beneficiary, which such policy shall be for the benefit of the Grantor and the Beneficiary, as their interests may appear, and shall provide that no cancellation, reduction in amount, or change in coverage shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof. The Grantor shall cause the Operator of the Premises to maintain flood insurance, if required pursuant to a designation of the area in which the Premises are located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount of not less than the greater of (i) the sum of the full replacement cost thereof, or (ii) the amount necessary so that none of the parties hereto shall be deemed a co-insurer of a loss, as well as comply with any additional requirements of the National Flood Insurance Program as set forth in said Act. In the event flood insurance in the required amount is not available, flood insurance in the maximum amount available shall be obtained.

          (b) The Grantor shall cause the Operator of the Premises to maintain for the mutual benefit of the Beneficiary and the Grantor general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises or any elevators therein and on, in or about the adjoining streets and passageways, such insurance to afford protection to such limits as the Beneficiary may from time to time request, acting reasonably. All of such insurance shall be primary and non-contributing with any insurance policy which may be carried by the Beneficiary and the Banks.

          (c) The Grantor shall cause the Operator of the Premises to maintain all workers' compensation coverage required in connection with the Premises by the applicable Law of the State.

          (d) Absent the prior written consent of the Beneficiary, all such insurance policies shall be paid in full for periods of not less than one (l) year in advance. So long as there exists no Event of Default under this Deed of Trust, the Grantor shall make all payments of insurance premiums directly and without making the payments to the escrow account contemplated by Section 4.4, but upon the occurrence of an Event of Default, the provisions of
Section 4.4 shall be automatically applicable and in full force and effect.

          (e) All insurance policies shall be issued by an insurer lawfully doing business in the State and satisfactory to the Beneficiary, and, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Beneficiary as first mortgagee without contribution. In the event the insurance coverage required hereunder is provided as part of a blanket policy, then in such event the amount of the coverage specifically applicable to the Premises shall be stated on the face of the policy. The Grantor shall place and keep the original policies of insurance required hereunder with the Beneficiary or, at the Grantor's election, a copy thereof and an original certificate thereof, and shall deliver to the Beneficiary a new policy (or a copy thereof and an original certificate thereof) in replacement for any expiring policy, with evidence of advance premium payments, to the Beneficiary at least thirty (30) days before the date of such expiration at the Beneficiary's address as set forth at the beginning of this Deed of Trust, or at such other place or to such other party as the Beneficiary may, from time to time, designate in writing.

           (f) The Grantor, to the full extent permitted by Law and without invalidating the insurance with respect to the Premises required above, shall obtain endorsements by all insurers waiving any right of subrogation against tenants under any leases with respect to the Premises and shall require the same of such tenants. The Beneficiary and the Banks shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of losses.

          (g) Upon foreclosure of this Deed of Trust, any Event of Default, or other transfer of title or assignment of the Premises in discharge, in whole or part, of the Indebtedness, all right, title and interest of the Grantor in and to all policies of insurance, or portions thereof, required by this Section 4.3 and relating to the Premises shall inure to the benefit of and pass to the Beneficiary.

    4.4 Escrow Account for Taxes and Insurance. Subject to the provisions of Sections 4.2(b) and 4.3(d) hereof, the Grantor will pay to the Beneficiary in addition to the monthly payments of principal and interest under the terms of the Indebtedness secured hereby and concurrently therewith monthly until the Indebtedness is fully paid, the following sums:

          (a) A sum equal to one-twelfth (1/12) of the estimated annual cost of the Taxes, and one-twelfth (1/12) of the annual insurance premiums required to keep the buildings, fixtures and equipment of the Premises insured as required hereunder, which monthly payments shall be credited to an escrow account, to be held by the Beneficiary without interest accruing thereon to pay each of the said particular items. The amount of the estimated monthly payment under this Section may be adjusted from time to time so that the amount deposited by the Grantor shall approximate the total sum required annually for payment of all Taxes and insurance premiums required hereunder. This adjustment shall be made on demand of the Beneficiary and any deficiencies shall be paid by the Grantor within ten (10) days of the Beneficiary's demand therefor. If funds in the escrow account are insufficient to pay all Taxes and insurance premiums and the Grantor has failed, refused or neglected to pay the same as they become due, the Beneficiary may, but shall have no obligation to, pay the same plus any interest or penalties due thereon. Any such amount so paid by the Beneficiary shall be added to the Indebtedness forthwith with interest at the default rate of interest as set forth in Section 2.06(c) of the Credit Agreement (the "Default Rate"). No later than ten (10) days prior to the date when any insurance premium payment or installment of Taxes is due, without penalty, interest, or delinquency, the Grantor shall present to the Beneficiary the bill for any such premium or installment of Taxes, and the Beneficiary shall immediately draw a check on the escrow account, payable to the appropriate insurance provider for the insurance premiums or the appropriate taxing authority for the Taxes, for the amount of said premium or installment (to the extent such funds exist in the escrow account), and shall deliver such check to the Grantor.

          (b) Upon receipt of said check by the Grantor if such funds are being escrowed, the Grantor shall pay and discharge, as the same become payable, the insurance premiums and Taxes. The Grantor will submit to the Beneficiary such evidence of the due and punctual payment of all insurance premiums and Taxes as the Beneficiary may require. Any deficiency in the fixed amount of any such aggregate monthly payment not paid by Grantor to the Beneficiary within the grace period, if any, applicable to payments to be made under the Credit Agreement shall constitute an Event of Default under this Deed of Trust. In the event of a sale of the Premises (but without it being considered a waiver of any rights contained herein), any such funds then on deposit with the Beneficiary, automatically and without necessity of further notice or written assignment, shall be transferred to and held thereafter for the account of the new owner to be applied in accordance with the foregoing; provided, however, that in the event any Event of Default has occurred and is continuing at the time of a sale of the Premises, such funds may be used by the Beneficiary to satisfy such Event of Default. Any excess funds then remaining shall be credited to subsequent payments of Taxes and insurance premiums.
If the amount of any such payment shall exceed the estimate therefor, the Grantor shall upon demand forthwith make good the deficiency. Failure to do so before the due date of such payment shall be an Event of Default hereunder. If the Premises are sold under foreclosure or are otherwise acquired by the Beneficiary after the occurrence of an Event of Default, any remaining balance of such accumulated funds shall, at the option of the Beneficiary, be credited upon the Indebtedness as of the date on which title to the Premises is transferred.

     4.5 Changes in Law Regarding Taxes. If at any time the United States or the State or any of their subdivisions having jurisdiction shall levy, assess, or charge any Tax (i) upon this Deed of Trust, the Indebtedness or the interest of the Beneficiary and the Banks in the Premises or (ii) upon the Banks by reason of or as holder of any of the foregoing, then the Indebtedness and the accrued interest thereon shall be and become due and payable at the option of the Beneficiary thirty (30) days after the mailing of notice of such election to the Grantor; provided, however, said option shall not be available if the Grantor lawfully may pay for (or reimburse the Beneficiary and/or any or all of the Banks for) such Tax including interest and penalties thereon to or for the Beneficiary and elects to pay and does, in fact, pay when payable, for all such Tax, including interest and penalties thereon. The Grantor further agrees to deliver to the Beneficiary, at any time, upon demand, such evidence as may be required by any government agency having jurisdiction in order to determine whether the Indebtedness hereby secured is subject to or exempt from any such Tax or any other governmental filing or reporting requirement.

     4.6 Liens. Except as permitted under the Credit Agreement, the Grantor shall keep the Premises free and clear from all mechanics' liens and statutory liens of every kind other than Taxes which may be a lien but not yet due and payable. Further, the Grantor will keep and maintain the Premises free from all claims of all persons supplying labor, materials or services which will enter into or otherwise contribute to the construction of any and all buildings and improvements now being erected or which hereafter may be erected on the Premises, notwithstanding by whom such labor or materials may have been contracted; provided, however, that the Grantor shall have the right to contest in good faith any such mechanics' lien or statutory lien upon posting with the Beneficiary, or such other agent as may be required pursuant to any applicable statute, sufficient security, satisfactory to the Beneficiary in its reasonable judgment, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested mechanics' lien or statutory lien upon determination of such contest, or prior thereto if the continuance of such contest or litigation shall put the Premises in jeopardy of foreclosure sale or forfeiture for such lien.

    4.7  Transfers and Encumbrances.

          (a) Except as permitted under the Credit Agreement and except for the Permitted Encumbrances, the Grantor shall not sell, encumber (including without limitation by means of subordinate mortgage or lien upon the Premises or any part thereof), assign, lease or dispose of the Premises or any part thereof or interest thereon, or (ii) enter into any contract or agreement to do anything prohibited by clause (i) of this Section 4.7, expressly including without limitation any land contract, lease/purchase, lease/option or option agreement without, in each such case, first obtaining the written consent of the Beneficiary. Any such lease or agreement not actually approved by the Beneficiary shall, at the option of the Beneficiary, be null and void and shall not grant any rights in the Premises to the parties named therein. If the Grantor (or any permitted successor-in-interest thereof) is a corporation, then any merger, consolidation or liquidation shall constitute a sale of the Premises for the purpose of this Deed of Trust. If the Grantor (or any permitted successor-in-interest thereof) is a partnership, then any transfer of ownership of any partnership interests shall constitute a sale of the Premises for purposes of this Deed of Trust. Except as permitted under the Credit Agreement, in the event title to the Premises or any part thereof or interest therein becomes vested in a person or persons not approved by the Beneficiary, the Indebtedness shall become due and payable in full at the option of the Banks in accordance with the terms of the Credit Agreement. In the event title to the Premises or any part thereof or interest therein becomes vested in a person or persons other than the Grantor or the Beneficiary, the Beneficiary may, without notice to the Grantor, deal with such successor- or successors-in-interest with respect to this Deed of Trust and the Indebtedness in the same manner as with the Grantor, without in any way releasing, discharging or otherwise affecting any liability of the Grantor under this Deed of Trust or for the Indebtedness.

          (b) The consent of the Beneficiary required hereunder may be refused or predicated upon any terms, conditions and covenants deemed advisable or necessary by the Beneficiary in its sole discretion, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest, to require payment of any amounts as additional consideration as a transfer fee or otherwise and to require assumption of this Deed of Trust and/or one or more Notes. Any lease or sublease of the Premises or any part thereof or interest therein shall provide for the attornment by the subtenant thereof and of all subtenants or estates thereunder to the owner of the Premises after foreclosure or after a deed in lieu of foreclosure in the event the lease or sublease would otherwise have been terminated because of foreclosure.

     4.8 Waste. The Grantor shall not commit waste upon the Premises or suffer waste to be committed thereon.

     4.9 Compliance with Laws and Private Restrictions. The Grantor will keep the Premises in full compliance with Law applicable to or affecting the Premises if noncompliance with such Law, when taken singly or with all other instances of noncompliance, has either resulted or would, more likely than not, result in a Material Adverse Effect. The Grantor shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or which have been granted to or contracted for by the Grantor in connection with any existing or presently contemplated use of the Premises and shall obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply with all environmental, ecological and other requirements and with any and all conditions attached to the insurance relating to the Premises and maintenance thereof, if noncompliance with any of the foregoing, when taken singly or with all other instances of noncompliance, has either resulted or would, more likely than not, result in a Material Adverse Effect.

     4.10 Maintenance and Alterations. The Grantor shall, or shall cause the Operator of the Premises to, construct, keep and maintain and make all necessary and proper replacements to all buildings and improvements (including fixtures) and all apparatus and personal property owned by the Grantor now or hereafter situated on the Premises at all times in good working order, condition and repair, fit and proper for the respective purposes for which they were erected or installed, ordinary wear and tear excepted, and shall refrain from wasting or destroying any such necessary assets or any part thereof and from being negligent in the care or use thereof. No buildings or substantial improvements on the Premises shall be materially altered or demolished or removed by the Grantor without the prior written consent of the Beneficiary. The Grantor further covenants and agrees to make no alterations to the buildings and improvements now or hereafter located on the Premises that affect or change either the quantity or quality thereof in any material respect, without the prior written consent of the Beneficiary.

     4.11 Management of the Premises. Except as permitted under the Credit Agreement and except for the Operator Lease, the Grantor shall not enter into any franchise, management, operating or license agreement regarding the Premises without the Beneficiary's prior written consent.

     4.12 Performance of Prior Covenants. The Grantor hereby acknowledges that the Indebtedness was incurred in good faith for full value received. The Grantor covenants and agrees to make all payments and perform all conditions and covenants called for in any prior mortgages, easements, restrictions or other encumbrances now encumbering the Premises or any part thereof or interest therein and those called for in any other superior estate of the Premises prior to the expiration of the cure or grace period applicable thereto, if any, and in the event of default in any such payment or payments, conditions or covenants, the Beneficiary, without waiving the option to declare an Event of Default hereunder, herein reserves the right to make such payments, or perform such conditions or covenants. Any and all such sums paid or expenses incurred on behalf of the Beneficiary, together with interest thereon from the date of payment at the Default Rate, shall be added to the Indebtedness and be secured by this Deed of Trust.

     4.13  Compliance with Material Contracts; No Amendment or
Default of Material Contracts.

          (a) The Grantor shall perform and observe, and cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each material contract relating to the Premises to be performed or observed by it, including, without limitation, the Operator Lease and all other Operator Lease Documents (as defined in the Credit Agreement) and maintain each such material contract in full force and effect, and enforce, to the extent that the Grantor, in its reasonable judgment, determines to be appropriate, each such material contract in accordance with its terms if the failure of the Grantor to perform, observe or enforce any one or more of such contracts has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Grantor shall not permit any Operator under any Operator Loan or Operator Lease to remain in material default thereof if such default has resulted or would, more likely than not, result in a Material Adverse Effect.

          (b) The Grantor shall not, and shall not permit any of its Subsidiaries to take any action to amend, cancel, terminate, waive any provision of, consent to the noncompliance with any term of any material contract with respect to the Premises (material contracts being deemed to include, without limitation, the Operator Lease and the Operator Lease Documents); provided, however, that the Grantor may take any such action so long as such action (i) does not relate to a material financial provision of any agreement which is the subject of the Collateral Assignment of Operator Lease Documents of even date herewith (the "Collateral Assignment"), (ii) does not relate to any provision in any agreement which is the subject of the Collateral Assignment and which provision is expressly for the benefit of the mortgagee or assignee with respect thereto, (iii) is taken in the ordinary course of the Grantor's or such Subsidiary's business, (iv) is consistent with the Grantor's past practices, (v) which would not, more likely than not, result in a Material Adverse Effect, (vi) will not have an adverse effect on the interest (including the perfection and priority of any security interest or Lien in favor of the Beneficiary or the Grantor) of the Beneficiary and the Banks in such agreement or the assets with respect thereto or otherwise result in a Material Impairment.

     4.14 Visitation. The Grantor shall permit, and shall cause the Operator of the Premises to permit, upon receipt of not less than two Business Days' prior written notice, each of the Banks during normal business hours: (i) to examine the Premises with the guidance and supervision of the Grantor, and to examine the Grantor's financial records and to make copies of and extracts from such records; and (ii) to consult with the Grantor's officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Grantor's financial condition, properties and operations and the financial condition of the Grantor's Employee Benefit Plans, each of which parties is hereby authorized to make such information available to each of the Banks to the same extent that it would to the Grantor; provided, however, that, all information obtained shall be subject to the provisions of Section 8.03 of the Credit Agreement.

     4.15 Estoppel Certificates. Within ten (10) days after request by the Beneficiary, the Grantor shall furnish the Beneficiary with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Indebtedness, (ii) the unpaid principal amount of the Indebtedness, (iii) the rate of interest of the Indebtedness, (iv) the date installments of interest and principal were last paid, (v) any offsets or defenses to the payment of the Indebtedness, if any, and (vi) that the Indebtedness and this Deed of Trust are valid, legal and binding obligations of the Grantor and have not been modified or if modified, giving the particulars of such modification.

     4.16 Indemnification. The Grantor hereby indemnifies and agrees to protect, defend, and save harmless the Beneficiary and the Banks from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys' fees and expenses), imposed upon or incurred by or asserted against the Beneficiary or any of the Banks (except liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses resulting from the Beneficiary's or a Bank's gross negligence or willful misconduct) by reason of (i) ownership of this Deed of Trust, the Premises, or any interest therein or receipt of any rents; (ii) any alleged obligation or liability on the part of the Beneficiary to be performed or discharged under the terms and provisions of any agreements relating to the Premises, except for such liabilities as the Beneficiary or any of the Banks may specifically assume thereunder; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on, or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets, or ways;
(iv) any use, non-use, or condition in, on, or about the Premises, or any part thereof or on the adjoining sidewalks, curbs, adjacent property, or adjacent parking areas, streets or ways; (v) any actions or omissions of the Grantor relating to this Deed of Trust or the Loan Documents or any failure on the part of the Grantor to perform or comply with any of the terms of this Deed of Trust or the Loan Documents; (vi) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (vii) any lease agreement or under or by reason of this Deed of Trust or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Beneficiary or any of the Banks by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such lease agreement; or (viii) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Deed of Trust, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Deed of Trust is made. Any amounts payable to the Beneficiary or any of the Banks by reason of the application of this Section 4.16 shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the rate of interest then applicable under the Credit Agreement from the date loss or damage is sustained by the Beneficiary and such of the Banks until paid. The obligations and liabilities of the Grantor under this Section
4.16 shall survive the satisfaction, foreclosure, delivery of a deed in lieu of foreclosure, execution, termination or cancellation of the Notes, this Deed of Trust, the Credit Agreement, the Loan Documents or any other documents relating thereto for whatever reason.

     4.17  Notice Limiting Amount Secured -- Intentionally Deleted.

          ARTICLE 5 - CASUALTY LOSSES AND EMINENT DOMAIN

     5.1  Casualty Loss and Application of Insurance Proceeds.

          (a) Insurance Proceeds. Each of the parties hereto agrees that all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy on the Improvements (the "Insurance Proceeds"), shall be paid by the respective insurers directly to the Beneficiary, and if paid to the Grantor such Insurance Proceeds shall be received only in trust for the Beneficiary, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Beneficiary in the same form as received (with any necessary endorsement). Each of the parties hereto agrees, to the fullest extent that it effectively may do so under applicable Law, that the Beneficiary shall apply all such Insurance Proceeds in accordance with the provisions of paragraph (b) of this Section 5.1.

          (b)  Repairs and Restoration.

               (i)  In case of any Casualty Loss when paragraph
(ii) of this subsection (b) is not applicable, and so long as no "Event of Default" as defined in the Operator Lease has occurred and is continuing under the Operator Lease (hereinafter referred to as a "Lease Default"), the Grantor shall make or cause to be made the repairs to or replacements of the Premises necessary to repair and restore the Premises as nearly as possible to the condition the Premises were in immediately prior to such Casualty Loss promptly after the Insurance Proceeds are settled, and the Beneficiary shall make the Insurance Proceeds received by the Beneficiary pursuant to the provisions of this Deed of Trust as a result of such Casualty Loss, after deduction of its reasonable costs and expenses, if any, in collecting the same (the "Net Insurance Proceeds") available for the repair and restoration of the Premises, provided that (i) no Event of Default shall exist under the Loan Documents, and (ii) the Grantor shall have provided to the satisfaction of the Beneficiary
(1) contracts for such repair or replacement demonstrating the Grantor's ability to effect such repair or replacement at a cost not greater than such Insurance Proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts satisfactory to the Beneficiary), and (2) cash-flow projections and other assurances reasonably satisfactory to the Beneficiary providing for the Grantor's ability to meet its obligations under the Loan Documents during the period from such Casualty Loss until and following completion of such repair or replacement. Upon satisfaction of the provisions of the preceding sentence of this paragraph, the Net Insurance Proceeds will be disbursed by the Beneficiary to the Grantor to pay for the costs of repair and restoration of the Premises. The Net Insurance Proceeds shall be held by the Beneficiary in a separate interest-bearing account until expended in connection with the repair and restoration of the Premises, it being agreed that any Net Insurance Proceeds (together with any accrued interest thereon) so held by the Beneficiary shall constitute additional security for the payment of the Indebtedness secured by this Deed of Trust. The Net Insurance Proceeds (together with any accrued interest thereon) shall be paid by the Beneficiary to the Grantor for application of as much as may be necessary for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Grantor, subject to the provisions of the Operator Lease. As a condition to the disbursement of the Net Insurance Proceeds (and any accrued interest thereon), the Beneficiary shall be entitled to receive (1) title continuation from the title company insuring the Premises evidencing that no mechanics' liens have been filed against the Premises, (2) a certificate from an engineer selected by the Beneficiary, certifying that all work in place has been completed in accordance with the plans and specifications approved by the Beneficiary and (3) certificates or affidavits from contractors and materialmen that all sums payable to such contractors and materialmen to the date of such certificates or affidavits have been paid. The Beneficiary may, prior to making payment from such separate award account, require the Grantor to provide evidence that, or deposit with the Beneficiary moneys to be placed in such account so that, there will be adequate moneys available for such repair and restoration. The Beneficiary shall not be obligated to make any payment from such account if there exists an Event or Default hereunder. Any balance of the Net Insurance Proceeds (together with any accrued interest thereon) held by the Beneficiary remaining after payment of all costs of such repair, rebuilding or restoration shall be applied by the Beneficiary in accordance with Section 5.3 below.

               (ii) If a Lease Default shall have occurred and an Event of Default shall have occurred and be continuing at the time of a Casualty Loss, all insurance payments in respect of such portion of the Premises shall be paid to and applied by the Beneficiary as specified in Section 5.3 hereof. If there shall have occurred a Casualty Loss resulting in the actual or constructive total loss of all of the Premises or more than 50% of the licensed beds at the health care facility operated by Operator at the Premises under the Operator Lease, all insurance payments in respect of such portion of the Premises shall be paid to and applied by the Beneficiary as specified in Section 5.3 hereof, subject to the terms of the Operator Lease.

     5.2 Takings. If any compulsory transfer or taking or transfer under threat of compulsory transfer or taking by any agency, department, authority, commission, board, instrumentality, or political subdivision of the State or the United States of America shall be threatened in writing or occur with respect to all or any portion of the Premises (each such occurrence being hereinafter referred to as a "Taking"), the Grantor shall (i) promptly upon any such threat of which it is aware or occurrence provide written notice thereof to the Beneficiary, (ii) diligently pursue all its rights to compensation against the State or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof in respect of such Taking, (iii) not, without the written consent of the Beneficiary, compromise or settle any claim against the State or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof, (iv) hold all amounts and proceeds (including instruments) received in respect of any Taking ("Taking Proceeds") in trust for the benefit of the Beneficiary segregated from other funds of the Grantor and (v) forthwith pay over to the Beneficiary all such amounts and proceeds in the same form as received (with any necessary endorsement), free and clear of any encumbrances of any kind or nature whatsoever, to be applied in accordance with the provisions of this Section or Section 5.3 below, as the case may be. To the extent that participation is legally available to the Beneficiary, the Beneficiary may participate in any Taking proceedings, and the Grantor shall from time to time use its best efforts to deliver to the Beneficiary, to the furthest extent possible, all instruments requested by it to permit such participation.

          Notwithstanding any Taking, the Grantor shall continue to pay all payments at the time and in the manner provided for in the Loan Documents and the amount outstanding on the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received and applied by the Beneficiary to the prepayment of the Indebtedness under the Credit Agreement. If the Premises are sold, through foreclosure or otherwise, prior to the receipt by the Beneficiary of the Taking Proceeds, the Beneficiary shall have the right to receive such Taking Proceeds or a portion thereof sufficient to repay the Indebtedness as though the same were being prepaid under the Credit Agreement, whichever is less. The Grantor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Beneficiary, and hereby irrevocably authorizes and empowers the Beneficiary, in the name of the Grantor or otherwise to collect and receipt for any such award or payment and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, the Grantor shall, upon demand of the Beneficiary, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Beneficiary, free and clear of any encumbrances of any kind or nature whatsoever.

          If less than all the Premises are taken, unless in the reasonable judgment of the Beneficiary such Taking will have a material adverse effect on the business or financial condition of
(i) the Grantor or (ii) the Grantor and its Subsidiaries, if any, on a consolidated basis, the Beneficiary shall make the proportion of the aggregate award or payment received by the Beneficiary pursuant to the provisions of this Deed of Trust as a result of such Taking which is specifically awarded for the repair and restoration of the portion of the Premises not taken or in the absence of any such specific award, is in the sole opinion of the Beneficiary necessary to pay for the costs which will be incurred in connection with the repair and restoration of the portion of the Premises not taken after deduction of its reasonable costs and expenses, if any, in collecting the same (the "Net Restoration Award") available for the repair and restoration of the Premises not taken, provided that (i) no Event of Default shall exist under the Loan Documents, (ii) the Grantor shall proceed with the repair and restoration of the Premises not taken as nearly as possible to the condition the Premises not taken were in immediately prior to such Taking promptly after the award is settled, and (iii) the Beneficiary shall be satisfied that upon the completion of such repair and restoration the appraised value of the Premises not taken after such repair and restoration, will not be materially less than the value immediately prior to such Taking, as determined by an appraiser selected by the Beneficiary. Upon satisfaction of the provisions of the preceding sentence of this paragraph, the Net Restoration Award will be disbursed by the Beneficiary to the Grantor to pay for the costs of repair and restoration of the Premises not taken. The Net Restoration Award shall be held by the Beneficiary in a separate interest-bearing account until expended in connection with the repair and restoration of the Premises not taken, it being agreed that any Net Restoration Award (together with any accrued interest thereon) so held by the Beneficiary shall constitute additional security for the payment of all sums secured by this Deed of Trust. The Net Restoration Award (together with any accrued interest thereon) shall be paid by the Beneficiary to the Grantor for application of as much as may be necessary for the payment of the costs of repair, rebuilding or restoration, either on completion thereof or as the work progresses, as directed by the Grantor. As a condition to the disbursement of the Net Restoration Award (and any accrued interest thereon), the Beneficiary shall be entitled to receive (i) title continuation from the title company insuring the Premises evidencing that no mechanics' liens have been filed against the Premises, (ii) a certificate from an engineer selected by the Beneficiary, certifying that all work in place has been completed in accordance with the plans and specifications approved by the Beneficiary and (iii) certificates or affidavits from contractors and materialmen that all sums payable to such contractors and materialmen to the date of such certificates or affidavits have been paid. The Beneficiary may, prior to making payment from such separate award account, require the Grantor to provide evidence that, or deposit with the Beneficiary moneys to be placed in such account so that, there will be adequate moneys available for such repair and restoration. The Beneficiary shall not be obligated to make any payment from such account if there exists an Event of Default hereunder. Any balance of the Net Restoration Award (together with any accrued interest thereon) held by the Beneficiary remaining after payment of all costs of such repair, rebuilding or restoration shall be applied by the Beneficiary in accordance with Section 5.3 below.

     5.3 Distribution of Taking Proceeds and Insurance Proceeds. Except as otherwise provided in this Article 5, all Taking Proceeds and Insurance Proceeds with respect to the occurrence of a Casualty Loss or Taking, as well as all payments or amounts then held or thereafter received by the Beneficiary under the Loan Documents as collateral security for the Indebtedness may be applied by the Beneficiary in any one or more of the following ways:

          (a) to the fulfillment of any of the covenants contained herein as the Beneficiary may determine, including, without limitation, the replacement or restoration of the Premises to a condition satisfactory to the Beneficiary, in accordance with this
Article 5;

          (b) to the payment of all costs incurred in the collection thereof (including, without limitation, reasonable attorneys' fees and expenses except as may have been limited by Law or by judicial order or decision entered in any action to foreclose this Deed of Trust);

          (c) to the payment of the Indebtedness secured by this Deed of Trust owing to the Beneficiary (including any interest or premium accrued thereon); and/or

          (d) to or at the direction of the Grantor, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal.

                  ARTICLE 6 - ENVIRONMENTAL COMPLIANCE

     6.1 Definitions. The following definitions apply to the provisions of this Article:

          (a) "Environmental Laws" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive
Environmental Response, Compensation and Liability Act ("CERCLA"),
42 USC Sections 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC Sections 6901 et seq., the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq., the Federal Water Pollution Control Act (33 USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs:

               (i)  the existence, cleanup and/or remedy of
contamination on property;

               (ii)  the emission or discharge of Hazardous
Materials into the environment;

               (iii)  the control of hazardous wastes;

               (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or

               (v)  the maintenance and development of wetlands.

          (b) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit ("Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

          (c) "Environmental Permits" means all permits, approvals, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental
Laws.

          (d) "Hazardous Material" means and includes (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable; (ii) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof; (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (iv) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

          (e) "Indemnitee" means the Beneficiary and the Banks and all subsequent holders of the Indebtedness, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Premises who acquires title thereto from or through the Beneficiary.

          (f) "Person" means and includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or department or agency thereof.

     6.2 Environmental Representations and Covenants. The Grantor represents, warrants, covenants and agrees as follows:

          (a) The Premises is in material compliance with Environmental Laws except where such noncompliance, taken singly or taken together with all other noncompliance with Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. There is no noncompliance with any Environmental Law or existence of any environmental condition which, when taken singly or in the aggregate, has resulted or would, more likely than not, result in a Material Adverse Effect. With respect to the Premises (a) there are no pending or threatened Environmental Claims against the Grantor or the Operator or any other environmental condition with respect to the Premises which, taken singly or taken together with all pending or threatened Environmental Claims, has resulted or would, more likely than not, result in a Material Adverse Effect, (b) the Grantor and the Operator has been issued and is in compliance with all Environmental Permits except where noncompliance, whether taken singly or taken together with all other noncompliance with Environmental Permits, has neither resulted nor would, more likely than not, result in a Material Adverse Effect, (c) Hazardous Materials have not been released or disposed of on or from the Premises or, to the best knowledge of the Grantor, on or from any property adjoining the Premises which, in either case, whether taken singly or taken together with all other releases or dispositions of Hazardous Materials, has resulted or would, more likely than not, result in a Material Adverse Effect. No portion of the Premises is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up. There are no underground storage tanks, active or abandoned, including petroleum storage tanks, landfills, lagoons, surface impoundments, disposal areas or disposal ponds, on or under the Premises that are in violation of any applicable Environmental Law except where such violation, taken singly or taken together with all other such violations of Environmental Laws, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Grantor has not and each of its Subsidiaries has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of any federal, state or local enforcement actions or other investigations which may lead to claims against the Grantor or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA except where such actions, taken singly or in the aggregate, have neither resulted nor would, more likely than not, result in a Material Adverse Effect. There are no polychlorinated biphenyls or friable asbestos present at the Premises in violation of any applicable Environmental Law where such violation, taken singly or taken together with all such violations, has resulted or would, more likely than not, result in a Material Adverse Effect. No conditions exist at, on or under the Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which liability, taken singly or together with all other such liabilities, has resulted or would, more likely than not, be expected to result in a Material Adverse Effect. No generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from the Premises which, when taken singly or taken together with all such generation, manufacture, storage, treatment, transportation or disposal, has resulted or would, more likely than not, result in a Material Adverse Effect.

          (b) Without limiting the representations made in Section 6.2(a), to the best knowledge of the Grantor, there are no circumstances with respect to the Premises or the operations of the Grantor or any of its Subsidiaries that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Grantor or any of its Subsidiaries or the Premises that, taken singly or together with all such circumstances, has resulted or would, more likely than not, result in a Material Adverse Effect or
(ii) to cause the Premises to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law which have resulted or would, more likely than not, result in a Material Adverse Effect.

          (c) The Grantor will and will cause the Operator to use and operate the Premises and all of its respective facilities thereon in material compliance with all Environmental Laws except where noncompliance, taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Grantor will and will cause the Operator to keep all necessary Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except where noncompliance, when taken singly or with all other instances of noncompliance, has neither resulted nor would, more likely than not, result in a Material Adverse Effect. The Grantor shall not, and shall not permit the Operator, to suffer to exist an environmental condition which, when taken singly or with all other such conditions, has resulted or would, more likely than not, result in a Material Adverse Effect. The Grantor shall promptly resolve any noncompliance with Environmental Laws and keep the Premises property free of any Lien imposed by any Environmental Law which individually or in the aggregate has resulted or would, more likely than not, result in a Material Adverse Effect.

           (d) The Grantor shall conduct, or cause the Operator to conduct, such investigation, study, sampling and testing, and undertake, or cause the Operator to undertake, such cleanup, removal, remedial or other action as may be necessary to comply with all applicable Environmental Laws and any final orders or directives of all governmental authorities; provided however, that, this section shall not apply to any noncompliance with any such orders or directives if and to the extent that the same shall be contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

     6.3 Right of Entry. In addition to all rights of entry contained in this Deed of Trust, the Beneficiary shall have the right to enter and inspect the condition of the Premises at any reasonable time and to conduct, or to designate a representative to conduct such inspection, testing, environmental audit or other procedures that the Beneficiary believes are necessary or desirable to determine current compliance with the covenants and representations contained herein.

     6.4 Obligations of the Beneficiary and the Banks. Nothing contained in this Article 6 shall obligate the Beneficiary or any of the Banks to take any action with respect to the Premises, any Hazardous Materials thereon, or any condition or activity that is in violation of Environmental Laws or to take any action against any person with respect to such substances, condition or activity.

     6.5  Indemnification Provisions.

          (a) The Grantor hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless each and every Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnitee relating to, resulting from or arising out of (i) Environmental Claims or
(ii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by the Grantor in this Deed of Trust.

          (b) The liability of the Grantor to each Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Loan Documents by or for the benefit of the Grantor or any subsequent owner of the Premises, (ii) any extensions of time for payment or performance of all or any portion of the Indebtedness or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents or this Deed of Trust by operation of law, the Beneficiary's voluntary act or otherwise, (iii) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (iv) any exculpatory provision contained in the Loan Documents limiting the Beneficiary's or the Banks' recourse to the Premises or to any other security in the Indebtedness or limiting the Beneficiary's or the Banks' rights to a deficiency judgment against the Grantor, (v) any applicable statute of limitations, (vi) any investigation or inquiry conducted by or on behalf of the Beneficiary or any other Indemnitee or any information which the Beneficiary or any other Indemnitee may have or obtain with respect to the environmental or ecological condition of the Premises, (vii) the sale, assignment or foreclosure of the Indebtedness or this Deed of Trust, (viii) the sale, transfer or conveyance of all or part of the Premises, (ix) the dissolution or liquidation of the Grantor, (ix) the release or discharge, in whole or in part, of the Grantor, in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or reorganization, arrangement, readjustment, composition, liquidation or similar proceeding or (xi) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Grantor under the Loan Documents or under this Deed of Trust.

                    ARTICLE 7 - SECURITY AGREEMENT

          This Deed of Trust is hereby deemed to be as well a security agreement for the purpose of creating a security interest in and to all personal property owned by Grantor and comprising the Premises (hereinafter the "Collateral") securing the Indebtedness. This Deed of Trust also constitutes a financing statement with respect to any and all property included in the Premises which is or may become fixtures. Without derogating any of the provisions of this Deed of Trust, the Grantor by this Deed of Trust:

          (a) grants to the Beneficiary a security interest in all of the Grantor's right, title and interest in and to all Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with the Premises, and together with the proceeds of the Collateral, which are intended to be hereby secured; however, such intent shall never constitute an expressed or implied consent on the part of the Beneficiary or any of the Banks to the sale of any or all of the Collateral;

          (b) agrees that the security interest hereby granted by this Deed of Trust shall secure the payment of the Indebtedness, including any judgment, order or decree on the same;

          (c) except as permitted in the Credit Agreement, agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Collateral or any of the Grantor's right, title or interest therein without first securing Beneficiary's written consent; and the Beneficiary may, at its sole option, require the Grantor to apply the proceeds from the disposition of Collateral in reduction of the Indebtedness hereby secured; provided, however, that the Beneficiary agrees to terminate its interest with respect to any Collateral which is either (i) sold in accordance with the terms of Section 5.04(a) of the Credit Agreement or (ii) sold with the Beneficiary's prior written consent;

          (d) except as expressly permitted in the Credit Agreement, agrees that if any of the Grantor's rights in the Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the prior written consent of the Beneficiary, such transfer shall constitute an Event of Default by the Grantor under the terms of this Deed of Trust;

          (e) agrees that upon or after the occurrence of any Event of Default hereunder, the Banks may, with or without notice to the Grantor, but subject to the provisions of the Credit Agreement (including the notice requirement set forth in Section
6.02 thereof), exercise their rights to declare all Indebtedness secured by the security interest created hereby immediately due and payable, in which case the Beneficiary shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code as adopted by the State (as the same may be amended, revised, supplemented, substituted or replaced from time to time, the "Code"), including, but not limited to, the right to take possession of the Collateral, and for this purpose may enter upon any premises on which any or all of the Collateral is situated without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate said Collateral or remove it therefrom. The Beneficiary shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition, and to sell at public or private sales or otherwise dispose of, lease or utilize the Collateral or any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses (including reasonable attorneys' fees and legal expenses, to the extent permitted by law) thereby incurred by the Beneficiary and toward payment of the Indebtedness, in such order and manner as the Beneficiary may elect. Any notice given by the Beneficiary as provided herein at least ten (10) days before the time of sale or disposition shall be deemed reasonable and shall fully satisfy any requirements for giving of said notice;

          (f) agrees, to the extent permitted by law and without limiting any rights and privileges herein granted to the Beneficiary, that upon the occurrence of an Event of Default the Beneficiary may dispose of any or all of the Collateral at the same time and place upon giving the same notice provided for in this Deed of Trust, and in the same manner as the nonjudicial foreclosure sale provided under the terms and conditions of this Deed of Trust;

          (g) authorizes the Beneficiary to file, in the jurisdiction where this Deed of Trust will be given effect, one or more financing or continuation statements and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law (a carbon, photographic or other reproduction of this Deed of Trust or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law); and

          (h) acknowledges that the Grantor as of the date hereof, has joined the Beneficiary in the execution of one or more financing statements, to be filed in accordance with the provisions of the Code.

                  ARTICLE 8 - DEFAULTS AND REMEDIES

     8.1 Default. Any of the following occurrences or acts shall constitute an Event of Default ("Event of Default") under this Deed of Trust: (i) the Grantor shall fail to pay the Indebtedness or any Obligation when due or when declared due in accordance with the Credit Agreement prior to the expiration of the cure or grace period applicable thereto, if any; (ii) the Grantor shall fail to observe or perform any of its covenants, agreements or obligations under Sections 4.6, 4.7, 4.12, 4.13(b) or 4.17 of this Deed of Trust; (iii) the Grantor shall fail to observe or perform any of its covenants, agreements or obligations under Sections 4.2, 4.3 or
6.2 of this Deed of Trust and shall fail to cure such failure within ten (10) Business Days; (iv) the Grantor shall fail to observe or perform any of its covenants, agreements or obligations under any provision of this Deed of Trust not specifically set forth in clauses (i), (ii) or (iii) above within thirty (30) Business Days after the giving of written notice to the Grantor by any Bank that it is to be remedied; (v) an Event of Default as defined in the Credit Agreement shall occur and shall continue uncured after the expiration of the cure or grace period applicable thereto, if any; or (vi) any representation, warranty or statement (other than any made by any Bank or the Beneficiary pursuant to the Credit Agreement or any Related Writing) made in this Deed of Trust shall be false or erroneous in any respect when made or deemed made, as the case may be.

     8.2 Acceleration of Maturity; Remedies. Upon the occurrence of an Event of Default, at the option of the Banks, in accordance with the provisions of the Credit Agreement, the whole Indebtedness hereby secured shall become immediately due and payable, although the period specified for the payment thereof may not have expired, anything contained in this Deed of Trust to the contrary notwithstanding, and thereupon or at any time during the existence of such Event of Default, the Beneficiary may proceed to foreclose this Deed of Trust or otherwise pursue any other right or remedy available under this Deed of Trust, at law or in equity, including, but not limited to, the rights and remedies set forth in Article 7 hereof and in Sections 8.3 through 8.9 below.

     8.3 Power of Sale. Upon the occurrence of an Event of Default, the Beneficiary is hereby granted the right, if and to the extent permitted by law, to sell or cause to be sold at public auction the Premises and to convey the same by the execution and delivery to the purchaser at such sale of good and sufficient deeds and instruments of conveyance in law, pursuant to the statute in such case made and provided, and out of the proceeds of such sale to retain the moneys due under the terms of this Deed of Trust, the costs and charges of such sale and also the attorneys' fees, if and to the extent required by law, rendering the surplus moneys (if any) to the Grantor.

     8.4 Performance By the Beneficiary. The Grantor hereby agrees that in the event the Grantor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth and such failure becomes an Event of Default, then the Beneficiary shall be and hereby is authorized and empowered at its option, but without legal obligation so to do, to pay and/or perform the same without waiver of any other remedy, including, without limitation, payment and/or performance (i) of any unpaid obligation secured by any lien on the Premises and all or any part of any unpaid Taxes; (ii) to effect insurance on the Premises in the amounts required hereunder; and (iii) to enter or have its agents enter upon the Premises whenever necessary for the purpose of inspecting the Premises and curing any Event of Default. The Grantor agrees that the Beneficiary and the Banks shall thereupon have a claim against the Grantor for all sums paid by the Beneficiary for such Taxes, insurance, rents and defaults cured, together with a lien upon the Premises for the sum so paid plus Default Rate. The Beneficiary, in making any payment herein as hereby authorized in the place and stead of the Grantor relating to
(i) Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity of any Tax, sale forfeiture, tax lien or title or claim thereof; or (ii) any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or (iii) any other purpose herein and hereby authorized, but not enumerated in this Section, may do so whenever, in its good faith judgment and discretion, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Deed of Trust, and provided further that in connection with any advance, the Beneficiary, in the event of apparent or thereafter adverse title, lien or encumbrance, or foreclosure, by the Beneficiary or any other lien claimant, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expense of which shall be repayable by the Grantor upon demand and shall be hereby secured.

      8.5 Appointment of Receiver. In the event an action shall be instituted to foreclose this Deed of Trust, or prior to foreclosure but after the occurrence of an Event of Default, the Beneficiary shall be entitled to the appointment of receiver of the rents, issues and profits of the Premises as a matter of right and without notice, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents and profits being hereby expressly assigned and pledged as security for the payment of the Indebtedness secured by this Deed of Trust without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Indebtedness and regardless of whether the Beneficiary and the Banks have an adequate remedy at law. The Grantor for itself and for any subsequent owner of the Premises hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment without notice, but nothing herein contained is to be construed to deprive the holder of this Deed of Trust of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of receiver and the assignment of such rents, issues and profits is made an express condition upon which the loans hereby secured are made. In such event, the court shall at once on application of the Beneficiary or its attorney in such action, ex parte and without notice, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Indebtedness and of any other parties in interest, with power to collect the rents and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the Indebtedness, notwithstanding that the Premises or any part thereof is occupied by the Grantor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law; and if there be no receiver so appointed, the Beneficiary itself may proceed to collect the rents, issues and profits from the Premises. From any said rents, issues and profits collected by the receiver or by the Beneficiary prior to a foreclosure sale shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, the receiver's fee and the reasonable fees of its attorney, if any, the Beneficiary's attorney's fees, if permitted by law, and court costs; the remainder shall be applied against the Indebtedness hereby secured. In the event such rents, issues and profits and other income are not adequate to pay all Taxes and other expenses of operation, the Beneficiary may, but shall not be obligated to, advance to any receiver the amounts necessary to operate, maintain and repair the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Deed of Trust and have the same priority of collection as the Indebtedness.

     8.6  Rights and Powers of Trustee; Sale of the Premises after
Default.

          (a) If Grantor shall default hereunder, Grantor hereby authorizes and empowers the Trustee (or in case of his death, inability, refusal to act or absence from ___________ County, Missouri, when any advertisement and sale are to be made hereunder, then, whoever shall be sheriff of _____________ County, Missouri, at the time when any such advertisement and sale are to be made, who shall thereupon for the purpose of that advertisement and sale succeed to the Trustee's title to the Premises and the trust herein created respecting the same), may proceed to sell the Premises, and any and every part thereof, at public vendue, to the highest bidder, at the front door of the ______ County Circuit Court House in _____________ in the County of ___________, State of Missouri aforesaid, for cash, first giving twenty (20) days public notice of the time, terms and place of sale, and of the property to be sold, by advertisement in some newspaper printed and published in _____________ County, Missouri, and any other notice required by Missouri law, and upon such sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the Indebtedness so secured, notice by advertisement, sale, receipt of money, and the happening of any of the aforesaid events whereby the sheriff may become successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and Trustee shall receive the proceeds of said sale out of which he shall pay, first the cost and expenses of executing this trust, including compensation to the Trustee, for his services and next to Beneficiary, upon the usual vouchers therefor, all monies paid for insurance or taxes and judgments upon statutory liens, claims and interest thereon as hereinbefore provided for; and next all interest, then due and unpaid; and next the principal of the Indebtedness, with interest up to the time of such payment; and the balance of such proceeds, if any, shall be paid to the Grantor. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable law of the State of Missouri in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee covenants to faithfully perform the trust herein created. Grantor hereby authorizes and empowers the Trustee to sell all or any portion of the Premises, together or in lots or parcels, as the Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of the Grantor. Payment of the purchase price to the Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be bound to look after the application thereof. The sale or sales by the Trustee of less than the whole of the Premises shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Premises shall be sold; and if the proceeds of such sale or sales of less than the whole of such Premises shall be less than the aggregate of the Indebtedness secured hereby and the expense of executing this trust, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Premises just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Premises, but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Premises. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing the Trustee to proceed as if under a full foreclosure conducting the sale as herein provided without declaring the entire Indebtedness secured hereby due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and other Indebtedness secured by this Deed of Trust; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness secured by this Deed of Trust, but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

          (b) Grantor hereby agrees, in its behalf and in behalf of its successors and assigns, that any and all statements of fact or other recitals made in any deed of conveyance given by the Trustee, with respect to the identity of Beneficiary or Grantor, or with respect to the occurrence or existence of any default, or with respect to the acceleration of the maturity of the Indebtedness secured hereby, or with respect to the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, or with respect to the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by the Beneficiary or by the Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute trustee hereunder may lawfully do in the Premises by virtue hereof. The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Premises free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Premises at any trustee's or foreclosure sale hereunder. If any of the Indebtedness hereby secured shall not be paid when due and payable (after the lapse of any applicable grace period), the Trustee or the Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Premises under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Premises under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. The Grantor agrees, to the full extent that it lawfully may, that in case one or more or the defaults hereunder shall have occurred and shall not have been remedied, then, and in every such case, the Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Premises in the possession of the Grantor, its successors or assigns, or its or their agents or servants, and may exclude the Grantor, its successors or assigns, and all persons claiming under the Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, the Beneficiary may use, administer, manage, operate and control the Premises and conduct the business thereof, to the same extent as the Grantor, its successors or assigns, might at the time do and may exercise all rights and powers of the Grantor, in the name, place and stead of the Grantor, or otherwise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

          (c) In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, the Beneficiary may at any time before the sale of the Premises direct the Trustee to abandon the sale, and may then institute suit for the collection of the Indebtedness, and for the foreclosure of this Deed Of Trust. It is agreed that if the Beneficiary should institute a suit for the collection of the Indebtedness and for the foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Premises in accordance with the provisions of this Deed of Trust.

          (d) The Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness owing to the Beneficiary, or if Beneficiary holds less than all of such indebtedness the pro rata part thereof owing to the Beneficiary.

          Resignation and Substitution of Trustee; Liability of
Trustee.

          (a) The Trustee may resign by an instrument in writing addressed to the Beneficiary, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by the Beneficiary. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Indebtedness secured hereby has been paid in full or until the Premises is sold hereunder. If the Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Premises shall vest in the named successor or substitute trustee and he or it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and monies held by said Trustee hereunder to said successor or substitute Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes in this trust, shall do lawfully by virtue hereof.

          (b) The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee's gross negligence or willful misconduct. The Beneficiary shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law), and the Trustee shall be under no liability for interest on any monies received by him hereunder. Grantor will reimburse the Trustee for, and indemnify and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

     8.8 Remedies Non-Exclusive. Each remedy or right of the Beneficiary and the Banks shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any Event of Default hereunder shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Beneficiary and the Banks.

     8.9 Execution of Judgment. If more than one property, lot, parcel, estate or interest is covered by this Deed of Trust, and if this Deed of Trust is foreclosed upon, or judgment is entered upon any obligation hereby secured, execution may be made upon any one or more of the properties, lots, estates, parcels or interests and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at the Beneficiary's election.

     8.10 Fees Payable on Foreclosure. In case of foreclosure of this Deed of Trust in any court of law or equity, whether or not any order or judgment has been entered therein, and to the extent permitted by law, a reasonable sum as aforesaid shall be allowed for attorney's fees of the plaintiff in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien of this Deed of Trust; and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Deed of Trust and be paid out of said rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree: (i) all costs and expenses of such suit or suits, advertising, sale and conveyance, including attorneys' fees and stenographer's fees, if and to the extent permitted by law, outlays for documentary evidence and the cost of said abstract, examination of title and title report; (ii) all moneys advanced by the Beneficiary, if any, for any purpose authorized in this Deed of Trust with interest as herein provided; (iii) all the accrued interest remaining unpaid on the Indebtedness; and (iv) the Indebtedness.

               ARTICLE 9 - ASSIGNMENT OF LEASES AND RENTS

          The Grantor hereby absolutely and unconditionally assigns to the Beneficiary all of its interest as lessor with respect to all existing and future leases of the Premises (including, without limitation, the Operator Lease). This assignment is a present assignment of the Grantor's interest in all such leases and to the rents and profits thereunder as additional collateral for the Indebtedness hereby secured. This assignment of leases and rents is a present, absolute and irrevocable assignment and is made to secure and enforce the payment of the Indebtedness. The Grantor hereby irrevocably grants to the Beneficiary the present and continuing right, coupled with an interest, to collect such rents and to enforce such leases and to enter and possess the Premises for such purposes. However, the Beneficiary hereby conditionally waives such right, and grants to the Grantor the revocable license to collect and to enforce the same, provided, however, that said waiver and such license of the Grantor to collect such rents and to enforce such leases may, after the occurrence of an Event of Default, be revoked by the Beneficiary at any time by giving notice of such revocation to the Grantor. All rents collected by the Grantor after the giving of such notice of revocation by the Beneficiary shall be held by the Grantor as a trust fund for the Beneficiary. Following such notice of revocation, the Beneficiary may retain and apply the rents toward payment of the Indebtedness in such order and manner as the Beneficiary may elect.

                            ARTICLE 10 - GENERAL

     10.1 No Waiver. No sale of the Premises, no forbearance on the part of the Beneficiary or the Banks, no extension of the time for the payment of the Indebtedness or any change in the terms thereof consented to by the Beneficiary or any of the Banks shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Grantor herein, either in whole or in part. No waiver by the Beneficiary of any breach of any covenant of the Grantor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Beneficiary to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any Event of Default hereunder or to exercise any other option granted to the Beneficiary and the Banks hereunder in any one or more instances, or the acceptance by the Beneficiary and the Banks of partial payments hereunder shall not constitute a waiver of any such Event of Default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured Event of Default. Acceleration of maturity once claimed in accordance with the Credit Agreement may, at the option of the Beneficiary and the Banks in accordance with the Credit Agreement, be rescinded by written acknowledgment to that effect by the Beneficiary, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. The Beneficiary and the Banks may pursue their rights without first exhausting their rights hereunder and all rights, powers and remedies hereby conferred upon the Beneficiary and the Banks are in addition to each and every right which the Beneficiary and the Banks may have hereunder at law or equity, and may be enforced concurrently therewith.

     10.2 Legal Proceedings. If any action or proceeding be commenced, to which action or proceeding the Beneficiary or any of the Banks is made a party by reason of the execution of this Deed of Trust or the Indebtedness or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or in any suit, action, legal proceeding or dispute of any kind in which the Beneficiary or any of the Banks is made a party or appears as party plaintiff or defendant, affecting the Credit Agreement, the Loan Documents, the Indebtedness, this Deed of Trust, or the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, foreclosure of this Deed of Trust or any condemnation action involving the Premises, all reasonable sums paid by the Beneficiary or any of the Banks for the expense of any litigation to prosecute and defend the rights and liens created hereby shall be paid by the Grantor to the Beneficiary, together with interest thereon from the date of payment at the rate of interest then applicable under the Credit Agreement. Any such sum and the interest thereon shall be immediately due and payable and be hereby secured, having the benefit and priority of the lien hereby created.

     10.3 Subrogation. Should the proceeds of the Indebtedness, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Beneficiary, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Beneficiary and the Banks shall be subrogated to such other liens or encumbrances and to any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

     10.4 Release and Partial Release. The Grantor agrees, without affecting the liability of any person for payment of the Indebtedness hereby secured or affecting the lien of this Deed of Trust upon the Premises or any part thereof (other than persons or property explicitly released as a result of the exercise by the Beneficiary of its rights and privileges hereunder), that the Beneficiary, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release as to itself and this Deed of Trust any part of the security herein described or any person liable for the Indebtedness (or any part thereof) hereby secured, without in any way affecting the priority of the lien of this Deed of Trust to the full extent of the Indebtedness remaining unpaid upon any part of the security not expressly released, and may agree with any party obligated on the Indebtedness or having any interest in the security herein described to extend the time for payment of any part or all of the Indebtedness hereby secured. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security which interest is subject to said lien. In the event the
Beneficiary: (i) releases, as aforesaid, any part of the security described herein or any person liable for the Indebtedness (or any part thereof) hereby secured, (ii) grants an extension of time for any payments of the Indebtedness hereby secured, (iii) takes other or additional security for the payment thereof, or (iv) waives or fails to exercise any right granted herein or in the Credit Agreement, or the Loan Documents, no such act or omission shall release the Grantor, subsequent purchasers of the Premises or any part thereof, or makers or sureties of this Deed of Trust under any covenant of this Deed of Trust or preclude the Beneficiary or any of the Banks from exercising any right, power or privilege herein granted or intended to be granted with respect to any other Event of Default then made or any subsequent Event of Default.

     10.5  Subordination.

          (a) The Operator Lease and Operator's rights under the Lease are subordinate to this Deed of Trust, together with any renewal, consolidation, extension, modification, or replacement thereof, which now or at any time affects the Premises or any interest of the Grantor in the Premises. By acceptance of this Deed of Trust, the Beneficiary agrees that the Beneficiary shall have no right to disturb Operator's possession, use and occupancy of the Premises or Operators's enjoyment of its rights under the Lease unless and until a Lease Default shall occur under the Operator Lease. Any foreclosure action with respect to this Deed of Trust shall not affect Operator's rights under the Operator Lease unless and until a Lease Default occurs. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, the Grantor shall cause Operator to execute, acknowledge and deliver at any time and from time to time upon demand by the Beneficiary or any other holder of this Deed of Trust, such documents as may be requested by the Beneficiary or any other holder of this Deed of Trust to confirm or effect such subordination, provided that any such document shall include a non-disturbance provision as set forth in this Section satisfactory to Operator.

          (b) Notwithstanding the provisions of Subparagraph (a) above, at the option of the Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases (including, without limitation, the Operator Lease) of all or any part of the Premises, upon the execution by the Beneficiary and recording thereof, at any time hereafter, in the Office of the County Recorder where the Premises are situated, a unilateral declaration to that effect.

     10.6 Waiver of Homestead Rights and Appraisement. To the extent permitted by law with respect to the Indebtedness and any renewals or extensions thereof, the Grantor waives, relinquishes and renounces any and all homestead and exemption rights and all benefit of any and every law now or hereafter in force to exempt from levy and sale, as well as the benefit of all valuation and appraisement privileges and moratoria under or by virtue of the constitution and laws of the State or any other state or of the United States, now existing or hereafter enacted.

     10.7 Covenants to Run with the Land. All the covenants hereof shall run with the land.

     10.8 No Claims Against Beneficiary or the Banks. Nothing contained in this Deed of Trust shall constitute any request by the Beneficiary or any of the Banks, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, or be construed to give the Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against the Beneficiary or any of the Banks or that any lien based on the performance of such labor or services or the furnishing of any such materials or other property prior to the lien of this Deed of Trust.

     10.9 Further Assurances. The Grantor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Beneficiary may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Beneficiary, whether in writing or otherwise. If the Grantor shall not have delivered to the Beneficiary duly executed statements or agreements referred to hereinabove within ten (10) days of the Beneficiary's demand therefor, the Beneficiary may file such Uniform Commercial Code financing statements or agreements in the name of the Grantor. The Grantor hereby appoints the Beneficiary as its attorney-in-fact in connection with any of the applicable Premises covered by this Deed of Trust, to execute and file on its behalf any Uniform Commercial Code financing statements or other statements in connection therewith with the appropriate public office. This power, being coupled with an interest, shall be irrevocable so long as this Deed of Trust remains in effect. The Grantor, within ten (10) days after request by the Beneficiary, will furnish a written statement duly acknowledged, of the amount due upon this Deed of Trust and the Indebtedness (both unpaid principal and accrued interest) and whether any offset or defenses exist against the Indebtedness, and any other information which might reasonably be requested in connection with (i) the sale of the loan by the Beneficiary or any of the Banks to any third party or (ii) an audit of the Beneficiary or any of the Banks, which statement expressly shall provide that it may be relied on for such purposes.

     10.10 Recordation. At the request of the Beneficiary, the Grantor, at its expense, will cause all instruments of further assurance requested by the Beneficiary (including, without limitation, all necessary amendments, supplements and continuation statements) at all times to be kept recorded, filed and registered in such manner and in such places as may be required by law in order fully to establish, preserve and protect the lien of this Deed of Trust as a valid first mortgage lien on all real property, fixtures and interests therein included in the Premises, subject only to the Permitted Encumbrances and any other Liens permitted by the Credit Agreement, and a valid, perfected first priority security interest in the Collateral, subject only to the Permitted Encumbrances and any other Liens permitted by the Credit Agreement (including, in each such case, without limitation, any such properties acquired after the execution hereof), and the rights of the Beneficiary and the Banks as to the Premises. However, neither a demand so made by the Beneficiary, nor the failure of the Beneficiary or any of the Banks to make any such demand, shall be construed as a release of any such Premises, or any part thereof, from the lien of this Deed of Trust, it being understood and agreed that this covenant and any security instrument delivered to the Beneficiary or any of the Banks pursuant hereto are cumulative and given as additional security.

     10.11 Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Grantor, at its address at One SeaGate, Suite 1950, Toledo, Ohio 43604,
Attention: Ms. Erin C. Ibele; if to any Bank, at its Lending Office specified opposite its name on Schedule I to the Credit Agreement; and if to the Beneficiary, at its address at 1900 East Ninth Street, Cleveland, Ohio, Attention: Metro Ohio Division or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Beneficiary pursuant to Article 8 shall not be effective until received by the Beneficiary.

     10.12 Governing Law. The Indebtedness secured hereby was incurred in the State of Ohio pursuant to various documents executed in the State of Ohio in connection with a multi-state transaction governed by the laws of the State of Ohio. This Deed of Trust and all substantive terms and provisions hereof shall be governed by and construed according to the laws of the State of Ohio, except to the extent that the creation, attachment and enforcement of the lien of this Deed of Trust must be governed by the laws of the State.

     10.13 Conflict With Laws. If any provision(s) hereof are in conflict with any statute or rule of law of the State, or are otherwise unenforceable for any reason whatsoever, then such provision(s) shall be deemed null and void to the extent of such conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provisions of this Deed of Trust.

     10.14 Interest Limitation. Nothing herein contained nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require the Grantor (a) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) to make any payment or do any act contrary to law, but if any clause and provision herein contained shall otherwise so operate to invalidate this Deed of Trust, in whole or in part, then such clauses and provisions only shall be held for naught as though not herein contained and the remainder of this Deed of Trust shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to the Grantor. Such refund shall be paid by application of the excessive amount of interest paid against the Indebtedness and shall be applied in such order as the Beneficiary may determine. If the excessive amount of interest paid exceeds the Indebtedness, the portion exceeding the Indebtedness shall be refunded in cash by the Beneficiary. Any such crediting or refund shall not cure or waive any default by the Grantor hereunder or under the Indebtedness. The Grantor agrees, however,that in determining whether or not any interest payable under the Indebtedness or this Deed of Trust exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Indebtedness to be "interest"), including without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

     10.15 Rules of Construction. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. Each defined term used herein and not otherwise defined herein hall have the meaning ascribed such term in the Credit Agreement. All of the covenants of the Grantor herein contained are joint and several.

     10.16 Successors and Assigns; Assignment. This Deed of Trust is binding upon the Grantor, its successors and assigns, and the rights, powers and remedies of the Beneficiary under this Deed of Trust shall inure to the benefit of the Beneficiary and its successors and assigns. The Grantor may not assign its obligations or rights hereunder without the consent of the Beneficiary and each of the Banks. Each of the Beneficiary and the Banks may assign its rights hereunder subject to the limitations set forth in Article VIII of the Credit Agreement.

     10.17 Amendments and Waivers. No amendment or waiver of any provision of this Deed of Trust, nor consent to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (as defined in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) reduce the principal of, or interest on, any fees or other amounts payable hereunder,
(b) change the method of computing of interest or any fee, (c) release any Operator Lease Document from the operation of this Deed of Trust other than as provided in Section 2.08 of the Credit Agreement, (d) amend this Section 10.17 or (e) amend, modify or waive any provision of this Deed of Trust where such provision requires consent or waiver by all Banks or any amendment of such a provision which would amend such requirement of consent by all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Beneficiary in addition to the Banks required above to take such action, affect the rights or duties of the Beneficiary under this Deed of Trust.

     10.18 Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THE GRANTOR CONFIRMS THAT THE FOREGOING WAIVER IS INFORMED AND FREELY MADE.

     10.19  Jurisdiction; Venue, Inconvenient Forum.

          (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS DEED OF TRUST, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE GRANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

     10.20 Certain Defined Terms. As used herein, the term "Beneficiary" means National City Bank, a national banking association, acting in its capacity as agent for its benefit and the ratable benefit of the Banks, together with its successors and assigns in such capacity, and the term "Banks" means National City Bank and certain other banks as set forth in the Credit Agreement, and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns.

                         ARTICLE 11 - DEFEASANCE

          The condition of this Deed of Trust is that if either (a) the Grantor shall punctually pay the Indebtedness and all other obligations hereby secured when due and owing, and shall perform the covenants of the Grantor arising from the Indebtedness, and shall punctually perform all of the Grantor's covenants and agreements herein contained, or (b) the Grantor shall satisfy the requirements of Section 2.08(b), 2.08(d) or 2.08(e) of the Credit Agreement, this Deed of Trust shall be released by the Beneficiary, at the cost and expense of the Grantor; otherwise the same shall remain in full force and virtue in law. In case of failure of the Beneficiary to so release this Deed of Trust, all claims for statutory penalties and damages are hereby waived.

          IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be duly executed and delivered in Cleveland, Ohio as of the day and year first above written.

Signed and acknowledged                          The "Grantor"
in the presence of:
                                             HEALTH CARE REIT, INC.


- - - -------------------------------        By:------------------------
Signature of Witness
(as to both signatures)                Print Name:----------------

Print Name:--------------------        Title:---------------------



- - - -------------------------------        And:-----------------------
Signature of Witness
(as to both signatures)                Print Name:----------------

Print Name:--------------------        Title:---------------------



STATE OF OHIO           )
                        )  SS:
COUNTY OF ___________   )

          On this ____ day of _______, 1994, before me appeared _________________________________ and ___________________________,
to me personally known, who, being duly sworn (or affirmed) did say that they are the ____________________ and _____________________, respectively, of HEALTH CARE REIT, INC., a Delaware corporation (the "Grantor"), and that [the seal affixed to said instrument is the corporate seal of said corporation] OR [said corporation has no corporate seal], and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said _____________________________ and ________________________
acknowledged said instrument to be the free act and deed of said corporation.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of _______________, 1994.


                              ____________________________________
                              Notary Public

                              My Commission Expires:

This instrument Prepared By:

CALFEE, HALTER & GRISWOLD
Suite 1800
800 Superior Avenue
Cleveland, Ohio 44114-2688

                                   EXHIBIT 1
                                      TO
                   DEED OF TRUST (WITH ASSIGNMENT OF RENTS
                            AND SECURITY AGREEMENT)

                         Legal Description of Premises

                                     EXHIBIT 2
                                        TO
                      DEED OF TRUST (WITH ASSIGNMENT OF RENTS
                              AND SECURITY AGREEMENT)

                              Permitted Encumbrances


1.  Liens permitted under the Credit Agreement.

2. Real property taxes and assessments, both general and special, which are a lien but not yet due and payable.

3.  Zoning ordinances, if any.

4. Lease Agreement between the Grantor and _____________________, dated _________________, as amended by __________________________.